Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

 AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of MeetMe, Inc. (the “Company”) on Form 10-K for the period ended December 31, 2014, as filed with the Securities and Exchange Commission on the date hereof, I, David Clark, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.	The annual report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and

2.	The information contained in the annual report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ David Clark
David Clark Chief Financial Officer (Principal Financial Officer)

Dated: March 13, 2015

The certifying individual is performing the functions of a Principal Financial Officer.